Registration No. 333-126211

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

Post-Effective Amendment No. 1
to
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________

WIN GLOBAL MARKETS, INC
(Exact name of issuer as specified in its charter)

NEVADA	98-0374121
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization	Identification No.)

6 Yehezkel Koifman Street
Tel-Aviv, Israel 68012
(972)-73-705-8000
 (Address of Principal Executive Offices including zip code)
_____________

2004 Global Share Option Plan
(Full title of the plan)
____________

Mr. Kurt Streams, CPA USA office
Tel:+1-212-222-3779
Fax:+1-212-222-3889
Address:
92 Vandam Street,
New York, NY 10012, USA
(Name, address and telephone number of agent for service)
_____________

Copy to:
Oded Har-Even, Esq.
Zysman Aharoni Gayer and Sullivan & Worcester LLP
1633 Broadway
New York, NY 10019
(212)-660-3000

DEREGISTRATION OF UNSOLD SHARES OF COMMON STOCK

On June 29, 2005, Win Global Markets, Inc. (the “Company”) filed a Registration Statement on Form S-8 (Registration No. 333-126211) (the “Registration Statement”), registering 5,000,000 shares of common stock, par value $.001 per share, of the Company for offers and sales pursuant to the exercise of options under the Company’s 2004 Global Share Option Plan.  This offering has been terminated in connection with the termination of the registration of the Company’s shares under the Securities Exchange Act of 1934.  This Post-Effective Amendment No. 1 is being filed by the Company pursuant to the Company’s undertaking in accordance with the Registration Statement to deregister all 5,000,000 shares of common stock registered pursuant to the Registration Statement, or such lesser portion that remain unsold as of the date this Post-Effective Amendment No. 1 is filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tel-Aviv, State of Israel, on the 26th day of August, 2013.

WIN GLOBAL MARKETS, INC.

By:	/s/ Shimon Citron
Shimon Citron
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Shimon Citron Shimon Citron	Chief Executive Officer and Director (principal executive officer)	August 26, 2013

/s/ Yossi Keret Yossi Keret	Chief Financial Officer (principal financial and accounting officer)	August 26, 2013

/s/ Adiv Baruch Adiv Baruch	Director	August 26, 2013

/s/ Ron Lubash Ron Lubash	Director	August 26, 2013

/s/ Gustavo Perrotta Gustavo Perrotta	Director	August 26, 2013